Exhibit 10.7

Chevron Corporation
Long-Term Incentive Plan Award
Restricted Stock Units
Terms and Conditions

RESTRICTED STOCK UNIT AWARD. Your Restricted Stock Unit Award is granted to you under the Long-Term Incentive Plan (“Plan”). The Plan’s terms and the terms of the Rules adopted pursuant to the Plan are incorporated herein. For a copy of the plan documents, go to http://hr.chevron.com/northamerica/us/payprograms/executiveplans/ltip.asp or the Global Executive Plans Web site at http://hr.chevron.com/globalprograms/execplans/ltip.aspx, or contact the Executive Compensation Group at execplans@chevron.com or 1-925-842-7304. By accepting this Restricted Stock Unit Award, you agree to all terms and conditions of the Plan, its Rules, and any provisions herein that may be in addition thereto. In the event of any conflict between the provisions of this agreement and the terms of the Plan or Rules, the terms of the Plan and/or Rules shall govern. The aforesaid documents and the number of units granted as reflected in your Morgan Stanley account, collectively constitute the Award.

A.	GRANT DATE. The Grant Date of your Restricted Stock Unit Award is [insert date].

B.
NUMBER OF UNITS GRANTED. The number of units granted is reflected in the [insert date] award detail screen in the “Restricted Unit/Perf Share” section of your Morgan Stanley account at www.benefitaccess.com. Refer to Award Type labeled “RSU”.

C.	VESTING DATE. Your Restricted Stock Unit Award will vest only if you continue employment with Chevron until the Vesting Date, [insert date], which is three years after the Grant Date.

D.	EFFECT OF TERMINATION ON VESTING. The entire Restricted Stock Unit Award will be forfeited if you terminate prior to the Vesting Date for any reason.

E.
DISABILITY. For purposes of the vesting of your Restricted Stock Unit Award, you are deemed to have terminated upon the earlier of twenty-nine (29) months after the commencement of long-term disability benefits under a plan or program sponsored by the Corporation, or the date you fail to qualify or no longer qualify for such long-term disability benefits, provided that you do not return to active employment with the Corporation at that time.

F.	DIVIDEND EQUIVALENTS. The Restricted Stock Unit Award does not earn dividends or dividend equivalents prior to or after the Vesting Date.

G.
RESTRICTED STOCK UNIT AWARD PAYOUT. The payout amount of your Restricted Stock Unit Award is equal to the number of your vested Restricted Stock Units in the Award multiplied by the Chevron Stock Closing Price on the New York Stock Exchange on [insert date], or, should the New York Stock Exchange not be open, the Chevron Stock Closing Price on the last day prior to [insert date] that the New York Stock Exchange is open.

H.	PAYMENT. Your vested Restricted Stock Units will be paid in cash directly to your Morgan Stanley account as soon as practical after the Vesting Date.

I.	NO DEFERRAL. You may not defer payment of your Restricted Stock Unit Award payout.

J.
MISCONDUCT. Restricted Stock Unit Awards may be forfeited for Misconduct as defined in the Long-Term Incentive Plan, and the Corporation may demand repayment of amounts received on or after the date of the Misconduct.

K.
TAXATION. The tax consequences of Restricted Stock Unit Awards vary depending on the country’s laws that govern this Award. Consult the prospectus or prospectus supplement and your tax advisor for more information regarding the tax consequences of your Restricted Stock Unit Award. For a copy of the prospectus or prospectus supplement, go to http://hr.chevron.com/northamerica/us/payprograms/executiveplans/ltip.asp or the Global Executive Plans Web site at http://hr.chevron.com/globalprograms/execplans/ltip.aspx.

15005-RSU LTIP Grant Terms                                 Page 1

L.
ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, or other similar corporate change, the number of restricted stock units subject to this agreement shall be adjusted, as appropriate.

M.
NON-TRANSFERABILITY OF AWARD. You are not permitted to sell, transfer, pledge, assign or encumber this Restricted Stock Unit Award during your lifetime. Notwithstanding the foregoing, this Restricted Stock Unit Award may be transferred or assigned pursuant to a domestic relations order enforceable under applicable law.

15005-RSU LTIP Grant Terms                                 Page 2